Exhibit 99.1

Pinnacle Foods Inc. Reports Q2 2018 Results
Company Reaffirms Full-Year EPS Guidance

Parsippany, NJ, August 2, 2018 - Pinnacle Foods Inc. (NYSE: PF) today reported its financial results for the second quarter ended July 1, 2018 and reaffirmed its guidance for Adjusted diluted earnings per share (EPS) for the year of $2.85 to $2.95.

Diluted EPS in the second quarter of 2018, including items affecting comparability1, increased to $0.47 versus $0.16 in the year-ago period. Excluding items affecting comparability, Adjusted diluted EPS advanced 11.3% to $0.59, compared to $0.53 in the year-ago period.

Net sales for the second quarter declined 0.4% (excluding the impact of Easter timing, net sales increased 1.1%) as continued momentum in the Frozen and Boulder segments was offset by declines in the Grocery and, to a lesser extent, Specialty segments. These results translated into in-market consumption growth of 0.9% in the quarter and composite market share that was even with the year-ago period2.

Commenting on the results, Pinnacle Foods Chief Executive Officer Mark Clouse stated, “Our overall second quarter result was consistent with our expectations despite an increasingly challenging operating environment. We delivered 140bps of Adjusted gross margin expansion in the quarter, even as inflation - particularly freight - remained a headwind for the entire industry. Looking forward, while we expect inflation will remain elevated, we remain confident in our ability to deliver our EPS guidance for the year.”

Referring to the Company’s pending acquisition by Conagra Brands, announced June 27th, 2018, Clouse further commented, “We are very proud of what we have built at Pinnacle and the shareholder returns we have delivered. We are also extremely excited about the potential of a combined Conagra Brands and Pinnacle Foods. The cost synergies of the combination alone are compelling but the growth potential of the broader portfolio of iconic brands also represents powerful possibilities”

Second Quarter Consolidated Results

Net sales in the second quarter of 2018 decreased 0.4% to $741.8 million, compared to net sales of $744.6 million in the year-ago period. This performance reflected net price realization of 1.4%, favorable foreign currency exchange of 0.1% and the negligible net impact from the AJ Exit3, more than offset by a 1.5% impact from the phasing of Easter and lower volume/mix of 0.5%.

Gross profit in the second quarter of 2018 increased 29.0% versus the year-ago period to $211.5 million, or 28.5% of net sales, compared to gross profit of $163.9 million, or 22.0% of net sales, in 2017. This performance reflected the favorable impact of items affecting comparability versus the year-ago period, the lapping of the Discrete Items4 and strong productivity. Partially offsetting these growth drivers were input cost inflation, which was primarily driven by higher transportation costs, and, to a lesser extent, higher outsourcing costs related to innovation. Adjusted gross profit increased 4.6% to $212.6 million and, as a percentage of net sales, Adjusted gross profit margin increased approximately 140 basis points to 28.7%.

1 Adjusted financial metrics used throughout this release exclude items affecting comparability and are non-GAAP measures. Please see reconciliation to GAAP measures in the financial tables that accompany this release.
2 Aunt Jemima exit, including the Recall, of certain retail and foodservice breakfast products (the AJ Exit), initiated in May 2017.
3 In-market performance (retail consumption; market share) based on Pinnacle’s IRI custom category definitions, period ending April 1, 2018.
4 Discrete items include the costs associated with the AJ Exit as well as the accelerated manufacturing investments that were incurred, beginning May 2017

Earnings before interest and taxes (EBIT) more than doubled to $104.0 million, or 14.0% of net sales, compared to $44.0 million, or 5.9% of net sales, in the prior-year period. This performance largely reflected the strong gross profit growth as well as the favorable impact of items affecting comparability versus the prior-year period. Adjusted EBIT increased 5.7% to $120.7 million, or 16.3% of net sales, compared to $114.2 million, or 15.3% of net sales, in the year-ago period.
Net interest expense for the second quarter of 2018 increased 5.9% to $30.2 million, compared to $28.5 million in the year-ago period, primarily reflecting the impact of items affecting comparability in the current-year period associated with the May 2018 redemption of the 4.875% Senior Notes due 2021, partially offset by the lower outstanding debt balance in 2018. Adjusted net interest expense in the second quarter of $28.4 million was essentially flat with the prior-year period, despite a rising interest rate environment.

The effective tax rate (ETR) for the second quarter of 2018 was 23.9%, compared to a negative 19.9% in the year-ago period, primarily reflecting unfavorable impact of items affecting comparability in the prior-year period as well as the impact of U.S. tax reform enacted in December 2017 and a one-time adjustment to income tax liabilities that benefited the ETR by about 1.2 points. The Adjusted ETR for the second quarter declined to 23.3%, compared to 26.2% in the prior-year.

Net earnings in the second quarter of 2018 increased to $56.3 million or $0.47 per diluted share, compared to $18.6 million, or $0.16 per diluted share, in 2017. This performance was almost entirely driven by the favorable impact of items affecting comparability versus the year-ago period. Adjusted net earnings advanced 12.0% to $70.8 million compared to $63.2 million in the year-ago period, reflecting the favorable Adjusted EBIT and favorable Adjusted ETR. Adjusted diluted EPS increased 11.3% to $0.59, compared to $0.53 in the second quarter of 2017.

Net cash provided by operating activities increased to $93.2 million in the second quarter of 2018, compared to $57.4 million in the year-ago period. For the first six months, net cash provided by operating activities increased to $214.8 million, compared to $120.3 million in the year-ago period, largely reflecting the higher net earnings and favorable working capital.

Second Quarter Segment Results

Frozen
Net sales for the Frozen segment advanced 4.3% in the second quarter of 2018 to $308.5 million, compared to $295.9 million in the year-ago period. This strong growth reflects favorable volume/mix of 4.7%, net price realization of 1.2%, the net benefit from lapping the AJ Exit of 0.8% and favorable foreign currency exchange of 0.1%. These growth drivers were partially offset the phasing of Easter, which was a negative 2.5% impact in the quarter.

Driving the strong net sales growth in the Frozen segment was continued strength of the Birds Eye vegetable business, specifically behind the Veggie Made innovation platform that launched in 2017 and now includes Veggie Made pasta, Veggie Made fries and tots, Veggie Made mashed cauliflower and sweet potato and Veggie Made riced cauliflower. Also contributing to the top-line growth in the segment was the seafood business. Partially offsetting this growth was lower sales in the highly competitive frozen meals segment.

In-market performance for the Frozen segment remained very strong in the second quarter, with retail consumption advancing 4.3%. Driving this retail consumption growth was Birds Eye vegetables, which advanced 9.5%. Market share for the segment advanced 0.3 points.

EBIT for the Frozen segment increased to $49.7 million in the second quarter of 2018, compared to a loss of $12.3 million in 2017, largely reflecting the favorable impact of items affecting comparability versus the prior-year period and the favorable impact of lapping the Discrete Items. Also contributing to the EBIT growth in the quarter was productivity and the higher net sales. These growth drivers were partially offset by input cost inflation, primarily related to higher transportation costs, and higher outsourcing costs. Adjusted EBIT increased 32.2% to $50.3 million in the quarter, compared to $38.1 million in the year-ago period.

Grocery
Net sales for the Grocery segment decreased 7.0% to $256.6 million in the second quarter of 2018, compared to $276.1 million in the year-ago period. This performance reflects unfavorable volume/mix of 6.0% and a 1.4% unfavorable impact from the phasing of Easter, only partially offset by favorable net price realization of 0.4%.

The net sales performance in the Grocery segment largely reflects declines in the Duncan Hines baking business, specifically in the core part of the business which was impacted by both the phasing of Easter as well as the lapping of a very strong year-ago period. Also contributing to the net sales decline in the quarter was Wish-Bone salad dressings, as the overall dressings category remains very competitive, as well as Smart Balance spreads. Partially offsetting these declines was growth in Vlasic pickles and the Armour canned meat business.

Retail consumption for the Grocery segment in the quarter declined 5.5%, leading to a 0.2 point market share loss. Duncan Hines baking products and Wish-Bone salad dressings were the main drivers behind the decline in the quarter and were only partially offset by consumption gains for Vlasic pickles and the Armour canned meat business.

EBIT for the Grocery segment declined 15.7% to $52.1 million, compared to $61.9 million in the year-ago period, primarily reflecting higher input cost inflation, particularly transportation costs, negative product mix and lower net sales, partially offset by productivity and the favorable impact of items affecting comparability versus the year-ago period. Adjusted EBIT decreased 16.7% to $52.5 million, compared to $63.1 million in the year-ago period.

Boulder
Net sales for the Boulder segment increased 4.5% to $98.9 million in the second quarter of 2018, compared to $94.7 million in 2017. This performance reflects continued volume/mix strength of 3.7% and net price realization of 0.8%, which includes the unfavorable impact of new product introductory costs.

The net sales performance for the Boulder segment reflected the continued strength of the Gardein business along with growth of Earth Balance. Partially offsetting this growth were lower net sales of the gluten free portfolio.

Retail consumption for the Boulder segment was again strong, advancing 7.2% in the quarter. This performance was driven by solid growth of Gardein and Earth Balance, which grew consumption 37.9% and 14.9%, respectively. Also contributing to the consumption growth in the quarter was Udi’s bread, driven by the new formulation which launched in the first quarter of 2018 and grew consumption nearly 5% in the second quarter, partially offset by the rest of the gluten free portfolio. Despite the strong consumption in the quarter, market share declined 0.2 points as category growth outpaced the segment.

EBIT for the Boulder segment increased 30.8% to $16.0 million in the second quarter of 2018, compared to $12.2 million in the prior-year period, primarily reflecting the favorable impact of items affecting comparability versus the year-ago period as well as productivity, partially offset by input cost inflation. Adjusted EBIT increased 4.5% to $16.5 million, compared to $15.8 million in 2017.

Specialty
Net sales for the Specialty segment declined 0.3% to $77.7 million in the second quarter of 2018, compared to $78.0 million in 2017, largely reflecting the 2.7% net impact of the AJ Exit. Excluding the AJ Exit, the 2.4% net sales growth for the segment was driven by favorable volume/mix of 3.7%, partially offset by unfavorable net price realization of 1.3%.

EBIT for the Specialty segment increased to $9.5 million in the quarter, compared to a loss of $10.6 million in the year-ago period. This performance reflects the favorable impact versus year-ago of items affecting comparability, the lapping of the Discrete Items and productivity, partially offset by input cost inflation. Adjusted EBIT more than doubled to $9.6 million, compared to $4.4 million in the year-ago second quarter.

Outlook for 2018
Forecasted Adjusted diluted EPS metrics provided below are non-GAAP measures. The Company does not provide guidance for the most directly comparable GAAP measure, diluted EPS, and we similarly cannot provide a reconciliation between our forecasted Adjusted diluted EPS and diluted EPS metrics without unreasonable effort due to the unavailability of reliable estimates for certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of hedging activities and foreign currency impacts. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

The Company reaffirms guidance for 2018 Adjusted diluted EPS in the range of $2.85 to $2.95. At the guidance mid-point, this outlook represents growth of 16% versus the comparable 52-week Adjusted diluted EPS of $2.50 in 2017.

Non-GAAP Financial Measures
Pinnacle uses the following non-GAAP financial measures as defined by the SEC in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit

•	Adjusted Gross Profit as a % of sales (Adjusted Gross Profit Margin)

•	Adjusted EBITDA

•	Adjusted Earnings Before Interest and Taxes (Adjusted EBIT)

•	Adjusted Net Interest Expense

•	Adjusted Net Earnings

•	Adjusted Diluted Earnings Per Share

•	Adjusted Effective Income Tax Rate (Adjusted ETR)

Adjusted Gross Profit
Pinnacle defines Adjusted Gross Profit as gross profit before accelerated depreciation related to restructuring activities, certain non-cash items, acquisition, merger and other restructuring charges and other adjustments. The Company believes that the presentation of Adjusted Gross Profit is useful to investors in the evaluation of the operating performance of companies in similar industries. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. In addition, Adjusted Gross Profit is one of the components used to evaluate the performance of Company’s management. Such targets include, but are not limited to, measurement of sales efficiency, productivity measures and recognition of acquisition synergies.

Adjusted EBITDA
Pinnacle defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude certain non-cash items, non-recurring items and certain other adjustment items permitted in calculating Covenant Compliance EBITDA under the Senior Secured Credit Facility and the indentures governing the Senior Notes. Adjusted EBITDA does not include adjustments for equity-based compensation and certain other adjustments related to acquisitions, both of which are permitted in calculating Covenant Compliance EBITDA.

Management uses Adjusted EBITDA as a key metric in the evaluation of underlying Company performance, in making financial, operating and planning decisions and, in part, in the determination of cash bonuses for its executive officers and employees. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, Pinnacle believes the presentation of Adjusted EBITDA provides investors with useful information, as it is an important component in measuring covenant compliance in accordance with the financial covenants and determining our ability to service debt and meet any payment obligations. In addition, Pinnacle believes that Adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. The Company has historically reported Adjusted EBITDA to analysts and investors and believes that its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Adjusted EBITDA should not be considered as an alternative to operating or net earnings (loss), determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.

EBITDA and Adjusted EBITDA do not represent net earnings or (loss) or cash flow from operations as those terms are defined by Generally Accepted Accounting Principles (“GAAP”) and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. In particular, the definitions of Adjusted EBITDA in the Senior Secured Credit Facility and the indentures allow Pinnacle to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net earnings or loss. However, these are expenses that may recur, vary greatly and are difficult to predict. While EBITDA and Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Adjusted Earnings before Interest and Taxes (Adjusted EBIT)
Adjusted Earnings Before Interest and Taxes is provided because Pinnacle believes it is useful information in understanding our EBIT results by improving the comparability of year-to-year results. Additionally, Adjusted EBIT provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing the Company and its segments, primary operating results from period to period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Adjusted EBIT is one of the measures management uses for planning and budgeting, monitoring and evaluating financial and operating results and in the analysis of ongoing operating trends.

Adjusted Net Interest Expense
Adjusted Net Interest Expense is provided to assist the reader by eliminating charges which result from refinancing activities or unusual transactions. Management believes that the Adjusted Net Interest Expense measure is useful information to investors in order to demonstrate a measure of interest expense that is associated with the ordinary course of business operations and that it is more comparable to interest expense in prior periods. Pinnacle uses Adjusted Net Interest Expense to conduct and evaluate its business in order to evaluate the effectiveness of the corporation’s financing strategies and to analyze trends in interest expense, absent the effect of unusual transactions.

Adjusted Net Earnings, Adjusted Effective Income Tax Rate and Adjusted Diluted Earnings per Share
Adjusted Net Earnings, Adjusted Effective Income Tax Rate and the related Adjusted Diluted Earnings per Share metrics are provided to present the reader with the after-tax impact of Adjusted EBIT and Adjusted Interest Expense, net in order to improve the comparability and understanding of the related GAAP measures. Adjusted Net Earnings, Adjusted Effective Tax Rate and Adjusted Diluted Earnings per Share provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period to period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Adjusted Net Earnings, Adjusted Effective Income Tax Rate and Adjusted Diluted Earnings per Share are measures used by management for planning and budgeting, monitoring and evaluating financial and operating results.

Conference Call Information
In conjunction with this press release, the Company has released a pre-recorded conference call and transcript that provides additional commentary on the second quarter results. This recording and transcript can be accessed in the Investor Center section of the Company’s corporate website, www.pinnaclefoods.com. Investors and analysts can also access the pre-recorded conference call by dialing (855) 859-2056 or (404) 537-3406 and referencing conference ID 4499007.

Pinnacle Foods Contact
Jennifer Halchak
Vice President, Investor Relations
973-541-8629

About Pinnacle Foods Inc.
Pinnacle Foods Inc. (NYSE: PF) is a leading manufacturer, marketer and distributor of high-quality branded food products with a mission of unleashing brand potential.  With annual sales in excess of $3 billion, our portfolio includes well-known brands competing in frozen, refrigerated and shelf-stable formats, such as Birds Eye, Birds Eye Voila!, Duncan Hines, Earth Balance, EVOL, gardein, Glutino, Hungry-Man, Log Cabin, Udi’s,  Vlasic, and Wish-Bone, along with many others.  The company is headquartered in Parsippany, NJ and has nearly 5,000 employees across the U.S. and Canada.  For more information, please visit www.pinnaclefoods.com.

Forward-Looking Statements
This release may contain statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." The words "estimates," "expects," "contemplates," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "may," "should," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are made based on management's current expectations and beliefs concerning future events and various assumptions and are not guarantees of future performance. Actual results may differ materially as a result of various factors, some of which are beyond our control, including but not limited to: general economic and business conditions, deterioration of the credit and capital markets, industry trends, our leverage and changes in our leverage, interest rate changes, changes in our ownership structure, competition, the loss of any of our major customers or suppliers, changes in demand for our products, changes in distribution channels or competitive conditions in the markets where we operate, costs of integrating acquisitions, loss of our intellectual property rights, fluctuations in price and supply of raw materials, seasonality, our reliance on co-packers to meet our manufacturing needs, availability of qualified personnel, changes in the cost of compliance with laws and regulations, including environmental laws and regulations, and the other risks and uncertainties detailed in our filings, including our Form 10-K, with the Securities and Exchange Commission on March 1, 2018. There may be other factors that may cause our actual results to differ materially from the forward-looking statements.  We assume no obligation to update the information contained in this announcement except as required by applicable law.

PINNACLE FOODS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(thousands, except per share data)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net sales	$741,761	$744,608	$1,520,593	$1,510,682
Cost of products sold	530,299	580,681	1,102,701	1,136,182
Gross profit	211,462	163,927	417,892	374,500

Marketing and selling expenses	50,617	49,470	99,844	105,064
Administrative expenses	35,368	33,630	70,042	69,641
Research and development expenses	4,786	4,580	9,550	8,601
Tradename impairment charges	—	27,430	—	27,430
Other expense, net	17,445	5,288	20,310	9,518
	108,216	120,398	199,746	220,254
Operating income	103,246	43,529	218,146	154,246
Non-operating income	802	491	1,603	982
Earnings before interest and taxes	104,048	44,020	219,749	155,228
Interest expense	30,184	28,507	72,078	109,238
Interest income	16	13	228	28
Earnings before income taxes	73,880	15,526	147,899	46,018
Provision (benefit) for income taxes	17,624	(3,092)	34,729	4,251
Net earnings	56,256	18,618	113,170	41,767
Less: Net (loss) earnings attributable to non-controlling interest	(61)	(51)	(61)	172
Net earnings attributable to Pinnacle Foods, Inc. and subsidiaries common shareholders	$56,317	$18,669	$113,231	$41,595

Net earnings per share attributable to Pinnacle Foods, Inc. and subsidiaries common shareholders:
Basic	$0.47	$0.16	$0.95	$0.35
Weighted average shares outstanding - basic	118,774	118,114	118,635	117,869
Diluted	$0.47	$0.16	$0.94	$0.35
Weighted average shares outstanding - diluted	119,948	119,607	119,881	119,469
Dividends declared	$0.325	$0.285	$0.650	$0.570

PINNACLE FOODS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
(thousands, except share and per share amounts)

	July 1, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$80,431	$249,828
Accounts receivable, net of allowances of $9,584 and $10,036, respectively	264,358	281,622
Inventories	507,937	489,806
Other current assets	15,889	11,061
Total current assets	868,615	1,032,317
Plant assets, net of accumulated depreciation of $566,121 and $566,202, respectively	754,114	739,713
Tradenames	2,463,172	2,463,374
Other assets, net	173,971	164,899
Goodwill	2,175,290	2,177,961
Total assets	$6,435,162	$6,578,264

Current liabilities:
Short-term borrowings	$1,842	$2,739
Current portion of long-term obligations	54,126	33,934
Accounts payable	329,035	323,062
Accrued trade marketing expense	32,113	38,975
Accrued liabilities	119,945	122,131
Dividends payable	40,066	40,470
Total current liabilities	577,127	561,311
Long-term debt	2,703,917	2,925,594
Pension and other postretirement benefits	50,134	53,251
Other long-term liabilities	28,662	34,037
Deferred tax liabilities	643,792	623,833
Total liabilities	4,003,632	4,198,026
Commitments and contingencies
Shareholders' equity:
Pinnacle preferred stock: $.01 per share, 50,000,000 shares authorized, none issued	—	—
Pinnacle common stock: par value $.01 per share, 500,000,000 shares authorized; issued 120,184,208 and 120,018,215, respectively	1,202	1,200
Additional paid-in-capital	1,457,492	1,453,054
Retained earnings	1,027,855	987,238
Accumulated other comprehensive loss	(23,954)	(30,250)
Capital stock in treasury, at cost, 1,000,000 common shares	(32,110)	(32,110)
Total Pinnacle Foods Inc. and subsidiaries shareholders' equity	2,430,485	2,379,132
Non-controlling interest	1,045	1,106
Total Equity	2,431,530	2,380,238
Total liabilities and equity	$6,435,162	$6,578,264

PINNACLE FOODS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(thousands)

	Six months ended
	July 1, 2018	June 25, 2017
Cash flows from operating activities
Net earnings	$113,170	$41,767
Non-cash charges (credits) to net earnings
Depreciation and amortization	54,251	80,899
Intangible asset impairment charge	—	27,430
Amortization of debt acquisition costs and discount on term loan	1,612	2,597
Call premium on note redemptions	4,267	—
Recognition of deferred costs related to refinancing	12,681	28,494
Change in value of financial instruments, including amounts reclassified from Accumulated Other Comprehensive Loss from settlement of hedges	1,078	25,043
Equity-based compensation charges	9,979	9,656
Pension expense, net of contributions	(2,641)	(1,136)
Other long-term liabilities	(6,331)	(1,193)
Foreign exchange losses/(gains)	894	(398)
Deferred income taxes	12,348	(5,780)
Changes in working capital
Other liabilities - cash settlement of hedges related to refinancing	—	(20,722)
Accounts receivable	16,851	11,777
Inventories	(19,056)	(31,745)
Accrued trade marketing expense	(6,973)	(17,748)
Accounts payable	20,870	35,379
Accrued liabilities	1,091	(53,991)
Other current assets	659	(9,981)
Net cash provided by operating activities	214,750	120,348
Cash flows from investing activities
Capital expenditures	(60,333)	(49,355)
Proceeds from sale of plant assets	—	1,947
Other investing	608	—
Net cash used in investing activities	(59,725)	(47,408)
Cash flows from financing activities
Proceeds from bank term loans	2,289,380	2,262,000
Repayments of long-term obligations	(2,614,629)	(2,472,320)
Proceeds from short-term borrowings	—	1,634
Repayments of short-term borrowings	(2,391)	(2,240)
Borrowings under revolving credit facility	100,000	—
Repayment of capital lease obligations	(6,188)	(4,216)
Dividends paid	(78,171)	(67,412)
Net proceeds from issuance of common stock	2,046	9,051
Taxes paid related to net share settlement of equity awards	(7,572)	(8,926)
Debt acquisition costs	(6,569)	(12,937)
Net cash used in financing activities	(324,094)	(295,366)
Effect of exchange rate changes on cash	(328)	219
Net change in cash and cash equivalents	(169,397)	(222,207)
Cash and cash equivalents - beginning of period	249,828	353,076
Cash and cash equivalents - end of period	$80,431	$130,869

Supplemental disclosures of cash flow information:
Interest paid	$60,817	$62,180
Interest received	1,391	28
Income taxes paid	44,617	47,569
Non-cash investing and financing activities:
New capital leases	17,901	8,951
Dividends payable	40,066	35,244
Accrued additions to plant assets	12,518	10,422

Pinnacle Foods Inc.
Reconciliation of Non-GAAP measures (Unaudited)
Adjusted Gross Profit and Adjusted Gross Profit as a % of sales (1)
(thousands)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Gross Profit (as reported)	$211,462	$163,927	$417,892	$374,500
Accelerated depreciation expense - Aunt Jemima and other frozen breakfast products exit	—	23,602	—	23,602
Depreciation expense - Acquisition integration	—	—	458	—
Non-cash items
Unrealized losses resulting from hedging (2)	474	2,324	1,082	4,319
Aunt Jemima and other frozen breakfast products exit (3)	—	5,078	—	5,078
Acquisition, merger and other restructuring charges
Restructuring and integration costs (4)	686	4,021	3,649	9,037
Employee severance (5)	—	—	750	270
Aunt Jemima and other frozen breakfast products exit (6)	—	4,324	—	4,324
Adjusted Gross Profit	$212,622	$203,276	$423,831	$421,130
Adjusted Gross Profit as a % of sales
Adjusted Gross Profit	$212,622	$203,276	$423,831	$421,130
Net sales	$741,761	$744,608	$1,520,593	$1,510,682

Adjusted Gross Profit as a % of sales	28.7%	27.3%	27.9%	27.9%

(1)	Excludes Boulder Brands and Garden Protein anticipated synergies which are included in calculating Covenant compliance.

(2)	Represents non-cash losses resulting from mark-to-market obligations under derivative contracts.

(3)	Primarily represents charges to adjust inventory to net realizable value resulting from the exit of the business.

(4)
For the three and six months ended July 1, 2018, primarily represents integration costs of the Beaver Dam acquisition. For the three and six months ended June 25, 2017 primarily represents integration costs of the Garden Protein and Boulder Brands acquisitions.

(5)	Represents severance costs for terminated employees not related to business acquisitions.

(6)	Primarily represents employee termination costs and contract termination fees resulting from the exit of the business.

Pinnacle Foods Inc.
Reconciliation of Non-GAAP measures (Unaudited)
Adjusted Net Earnings & Adjusted EPS (1)
(thousands, except per share amounts)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net earnings	$56,256	$18,618	$113,170	$41,767
Accelerated depreciation expense - Aunt Jemima and other frozen breakfast products exit	—	23,602	—	23,602
Accelerated amortization expense - Aunt Jemima and other frozen breakfast products exit	—	3,783	—	3,783
Accelerated amortization expense - gardein Private Label business exit	—	—	—	656
Depreciation expense - Acquisition integration	—	—	458	—
Non-cash items
Unrealized losses resulting from hedging (2)	474	2,324	1,082	4,319
Tradename impairment charges (3)	—	27,430	—	27,430
Foreign exchange losses/(gains) (4)	369	(165)	894	(398)
Wind down of Boulder Brands UK operations (5)	—	(771)	—	(771)
Aunt Jemima and other frozen breakfast products exit (6)	—	5,078	—	5,078
Acquisition, merger and other restructuring charges
Restructuring and integration costs (7)	713	4,591	4,305	10,441
Employee severance (8)	—	—	750	977
Aunt Jemima and other frozen breakfast products exit (9)	—	4,324	—	4,324
Merger agreement costs (10)	10,836	—	10,836	—
Other adjustment items
Redemption premium on the early extinguishment of debt (11)	4,267	—	4,267	—
Interest expense (12)	1,768	—	12,681	49,451
Tax Impact of adjustments to Adjusted Net Earnings (13)	(3,883)	(25,572)	(8,850)	(47,216)
Adjusted Net Earnings	$70,800	$63,242	$139,593	$123,443
Adjusted Earnings Per Share
Adjusted Net Earnings	$70,800	$63,242	$139,593	$123,443
Diluted weighted average outstanding shares	119,948	119,607	119,881	119,469
Adjusted Earnings Per Share	$0.59	$0.53	$1.16	$1.03

Diluted earnings per share (as reported)	$0.47	$0.16	$0.94	$0.35
Accelerated depreciation expense - Aunt Jemima and other frozen breakfast products exit	—	0.20	—	0.20
Accelerated amortization expense - Aunt Jemima and other frozen breakfast products exit	—	0.03	—	0.03
Accelerated amortization expense - gardein Private Label business exit	—	—	—	0.01
Non-cash items
Unrealized losses resulting from hedging (2)	—	0.02	0.01	0.04
Tradename impairment charges (3)	—	0.23	—	0.23
Foreign exchange losses/(gains) (4)	—	—	0.01	—
Wind down of Boulder Brands UK operations (5)	—	(0.01)	—	(0.01)
Aunt Jemima and other frozen breakfast products exit (6)	—	0.04	—	0.04
Acquisition, merger and other restructuring charges
Restructuring and integration costs (7)	0.01	0.04	0.04	0.09
Employee severance (8)	—	—	0.01	0.01
Aunt Jemima and other frozen breakfast products exit (9)	—	0.04	—	0.04
Merger agreement costs (10)	0.09	—	0.09	—
Other adjustment items
Redemption premium on the early extinguishment of debt (11)	0.04	—	0.04	—
Interest expense (12)	0.01	—	0.11	0.41
Tax Impact of adjustments to Adjusted Net Earnings (13)	(0.03)	(0.21)	(0.07)	(0.40)
Adjusted Earnings Per Share	$0.59	$0.53	$1.16	$1.03

(1)	Excludes Boulder Brands and Garden Protein anticipated synergies which are included in calculating Covenant compliance.

(2)	Represents non-cash losses resulting from mark-to-market obligations under derivative contracts.

(3)	For the three and six months ended June 25, 2017, represents tradename impairment on Aunt Jemima.

(4)	Represents foreign exchange gains and losses resulting from intra-entity loans that are anticipated to be settled in the foreseeable future.

(5)	Represents adjustments resulting from the voluntary wind-down of the Boulder Brands private-label gluten-free bakery operation which is based in the United Kingdom.

(6)	Primarily represents charges to adjust inventory to net realizable value resulting from the exit of the business.

(7)
For the three and six months ended July 1, 2018, primarily represents integration costs of the Beaver Dam acquisition. For the three and six months ended June 25, 2017 primarily represents integration costs of the Garden Protein and Boulder Brands acquisitions.

(8)	Represents severance costs for terminated employees not related to business acquisitions.

(9)	Primarily represents employee termination costs and contract termination fees resulting from the exit of the business.

(10)	For the three and six months ended July 1, 2018, represents various professional fees associated with the Merger Agreement.

(11)	For the three and six months ended July 1, 2018, represents premiums paid on the May 30, 2018 redemption of $350.0 million of 4.875% Senior Notes due 2021.

(12)
For the three months ended July 1, 2018, represents non-cash charge for deferred financing costs resulting from the May 30, 2018 redemption of $350.0 million of 4.875% Senior Notes due 2021. For the six months ended July 1, 2018, represents a $10.9 million non-cash charge for deferred financing costs resulting from the March 2018 term loan refinancing as well as deferred financing costs resulting from the second quarter Senior Notes redemption. For the six months ended June 25, 2017, represents charges associated with the February 2017 term loan refinancing which consisted of a $28.5 million non-cash charge for deferred financing costs and original discount, a $20.7 million cash charge resulting from the de-designation and settlement of interest rate swaps, and a $0.2 million cash charge for other refinancing expenses.

(13)	See Adjusted Effective Income Tax Rate reconciliation for further details.

Pinnacle Foods Inc.
Reconciliation of Non-GAAP measures (Unaudited)
Adjusted EBIT & Adjusted EBITDA (1)
(thousands)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net earnings	$56,256	$18,618	$113,170	$41,767
Interest expense, net	30,168	28,494	71,850	109,210
Provision for income taxes	17,624	(3,092)	34,729	4,251
Earnings before interest and taxes (as reported)	104,048	44,020	219,749	155,228
Accelerated depreciation expense - Aunt Jemima and other frozen breakfast products exit	—	23,602	—	23,602
Accelerated amortization expense - Aunt Jemima and other frozen breakfast products exit	—	3,783	—	3,783
Accelerated amortization expense - gardein Private Label business exit	—	—	—	656
Depreciation expense - Acquisition integration	—	—	458	—
Non-cash items
Unrealized losses resulting from hedging (2)	474	2,324	1,082	4,319
Tradename impairment charges (3)	—	27,430	—	27,430
Foreign exchange losses/(gains) (4)	369	(165)	894	(398)
Wind down of Boulder Brands UK operations (5)	—	(771)	—	(771)
Aunt Jemima and other frozen breakfast products exit (6)	—	5,078	—	5,078
Acquisition, merger and other restructuring charges
Restructuring and integration costs (7)	713	4,591	4,305	10,441
Employee severance (8)	—	—	750	977
Aunt Jemima and other frozen breakfast products exit (9)	—	4,324	—	4,324
Merger agreement costs (10)	10,836	—	10,836	—
Other adjustment items
Redemption premium on the early extinguishment of debt (11)	4,267	—	4,267	—
Adjusted EBIT	$120,707	$114,216	$242,341	$234,669
Depreciation	25,036	23,885	49,138	46,431
Amortization	2,327	2,541	4,655	6,427
Adjusted EBITDA	$148,070	$140,642	$296,134	$287,527

(1)	Excludes Boulder Brands and Garden Protein anticipated synergies which are included in calculating Covenant compliance.

(2)	Represents non-cash losses resulting from mark-to-market obligations under derivative contracts.

(3)	For the three and six months ended June 25, 2017, represents tradename impairment on Aunt Jemima.

(4)	Represents foreign exchange gains and losses resulting from intra-entity loans that are anticipated to be settled in the foreseeable future.

(5)	Represents adjustments resulting from the voluntary wind-down of the Boulder Brands private-label gluten-free bakery operation which is based in the United Kingdom.

(6)	Primarily represents charges to adjust inventory to net realizable value resulting from the exit of the business.

(7)
For the three and six months ended July 1, 2018, primarily represents integration costs of the Beaver Dam acquisition. For the three and six months ended June 25, 2017 primarily represents integration costs of the Garden Protein and Boulder Brands acquisitions.

(8)	Represents severance costs for terminated employees not related to business acquisitions.

(9)	Primarily represents employee termination costs and contract termination fees resulting from the exit of the business.

(10)	For the three and six months ended July 1, 2018, represents various professional fees associated with the Merger Agreement.

(11)	For the three and six months ended July 1, 2018, represents premiums paid on the May 30, 2018 redemption of $350.0 million of 4.875% Senior Notes due 2021.

Pinnacle Foods Inc.
Reconciliation of Non-GAAP measures (Unaudited)
Adjusted Net Interest Expense
(thousands)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Interest expense	$30,184	$28,507	$72,078	$109,238
Interest income	16	13	228	28
Net Interest Expense (as reported)	30,168	28,494	71,850	109,210
Cash settlement of hedges related to refinancing	—	—	—	(20,722)
Non-cash recognition of deferred costs related to refinancing (1)	—	—	(10,913)	(28,494)
Non-cash recognition of deferred costs related to redemption of 4.875% Senior Notes (2)	(1,768)	—	(1,768)	—
Other expenses related to refinancing	—	—	—	(235)
Adjusted Net Interest Expense	$28,400	$28,494	$59,169	$59,759

(1)
For the six months ended July 1, 2018, represents a non-cash charge for deferred financing costs resulting from the First Quarter 2018 Refinancing. For the six months ended June 25, 2017, represents charges associated with the 2017 Refinancing which consisted of recognizing a non-cash charge for deferred financing costs.

(2)	For the three and six months ended July 1, 2018, represents non-cash charge for deferred financing costs resulting from the May 30, 2018 redemption of $350.0 million of 4.875% Senior Notes due 2021.

Pinnacle Foods Inc.
Reconciliation of Non-GAAP measures (Unaudited)
Adjusted Effective Income Tax Rate

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Effective income tax rate (as reported)	23.9%	(19.9)%	23.5%	9.2%
Deferred tax asset adjustment (1)	0.3%	—%	0.6%	—%
Effect of windfall benefit (2)	0.2%	33.2%	0.3%	16.1%
Transaction costs (3)	(1.0)%	—%	(0.5)%	—%
State law changes (4)	(0.1)%	12.7%	(0.2)%	3.8%
Other	—%	0.2%	0.1%	0.3%
Adjusted Effective Income Tax Rate	23.3%	26.2%	23.8%	29.4%

(1)	For the three and six months ended July 1, 2018, represents the impact of a deferred tax asset adjustment in connection with the Tax Cuts and Jobs Act of 2017

(2)
For the three and six months ended July 1, 2018 and June 25, 2027, represents the differential in the weighted average effect, on a GAAP compared to adjusted income basis, of our deduction for excess tax benefits from share based payment transactions being recorded as an item of continuing operations in accordance with ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting" effective for our 2017 fiscal year.

(3)	For the three and six months ended July 1, 2018, represents non-deductible transaction costs in connection with the merger agreement with Conagra Brands, Inc.

(4)
For the three and six months ended July 1, 2018, represents the differential in the weighted averaged effect, on a GAAP compared to adjusted income basis, of changes in state tax laws on our deferred income tax liability.

Pinnacle Foods Inc. Reconciliation of Non-GAAP measures (Unaudited) Adjusted Segment amounts (thousands)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net sales - Reported
Frozen	$308,504	$295,893	$653,375	$616,835
Grocery	256,620	276,057	517,627	535,407
Boulder	98,898	94,654	196,654	191,946
Specialty	77,739	78,004	152,937	166,494
Total	$741,761	$744,608	$1,520,593	$1,510,682

Earnings before interest & taxes - Reported
Frozen	$49,740	$(12,260)	$103,451	$38,662
Grocery	52,131	61,870	101,879	113,677
Boulder	16,018	12,249	27,869	18,921
Specialty	9,489	(10,648)	17,705	(1,760)
Unallocated corporate expenses	(23,330)	(7,191)	(31,155)	(14,272)
Total	$104,048	$44,020	$219,749	$155,228

Adjustments (Non GAAP - See separate table)
Frozen	$587	$50,341	$4,863	$51,285
Grocery	383	1,193	1,137	2,151
Boulder	514	3,576	1,290	10,082
Specialty	72	15,085	199	15,922
Unallocated corporate expenses	15,103	—	15,103	—
Total	$16,659	$70,195	$22,592	$79,440

Earnings before interest & taxes - Adjusted (Non GAAP - See separate discussion and tables)
Frozen	$50,327	$38,081	$108,314	$89,947
Grocery	52,514	63,063	103,016	115,828
Boulder	16,532	15,825	29,159	29,003
Specialty	9,561	4,437	17,904	14,162
Unallocated corporate expenses	(8,227)	(7,191)	(16,052)	(14,272)
Total	$120,707	$114,215	$242,341	$234,668

Pinnacle Foods Inc. Reconciliation of Non-GAAP measures (Unaudited) Supplemental Schedule of Adjustments Detail (millions)

	Adjustments to Earnings Before Interest and Taxes
	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Frozen
Aunt Jemima and other frozen breakfast products exit	$—	$49.4	$—	$49.4
Restructuring and acquisition integration charges	0.4	0.1	4.1	0.2
Employee severance	—	—	0.3	0.1
Unrealized mark-to-market loss/(gain)	0.2	0.8	0.5	1.6
Total Frozen	$0.6	$50.3	$4.9	$51.3

Grocery
Restructuring and acquisition integration charges	$0.2	$0.1	$0.5	$0.1
Employee severance	—	—	0.3	0.1
Unrealized mark-to-market loss/(gain)	0.2	1.1	0.3	2.0
Total Grocery	$0.4	$1.2	$1.1	$2.2

Boulder
Restructuring and acquisition integration charges	$0.5	$3.3	$1.1	$8.9
Employee severance	—	—	0.1	0.7
Unrealized mark-to-market loss/(gain)	—	0.3	0.1	0.5
Total Boulder	$0.5	$3.6	$1.3	$10.1

Specialty
Aunt Jemima and other frozen breakfast products exit	$—	$14.8	$—	$14.8
Restructuring charges	—	0.2	—	0.2
Accelerated amortization due to the exit of the gardein Private Label business	—	—	—	0.7
Employee severance	—	—	0.1	—
Unrealized mark-to-market loss/(gain)	0.1	0.1	0.1	0.2
Total Specialty	$0.1	$15.1	$0.2	$15.9

Unallocated Corporate Expenses
Merger agreement costs	$10.8	$—	$10.8	$—
Redemption premium on early extinguishment of debt	4.3	—	4.3	—
Total Unallocated Corporate Expenses	$15.1	$—	$15.1	$—